Exhibit (a)(1)(C)

FORM OF COMMUNICATION

ELECTION FORM

RETRACTABLE TECHNOLOGIES, INC.

OFFER TO EXCHANGE STOCK OPTIONS

ELECTION FORM

To:    Retractable Technologies, Inc.
Attention: Mr. Douglas W. Cowan
511 Lobo Lane
Little Elm, Texas 75068
Facsimile: (972) 292-1630
Email: rtifinancial@vanishpoint.com

HOLDER OF ELIGIBLE OPTIONS FOR THE PURCHASE OF            SHARES OF COMMON STOCK
WITH EXERCISE PRICES RANGING FROM            TO

HEREINAFTER “MY ELIGIBLE OPTIONS”

☐            I choose not to participate in the Exchange Offer at this time.

☐            I choose to participate in the Exchange Offer and acknowledge and understand that:

(1)           I hereby tender to RTI for exchange all My Eligible Options and understand that, upon acceptance by RTI, this Election Form will constitute a binding agreement between RTI and me.

(2)           If I validly tender My Eligible Options for exchange, and they are accepted and cancelled, I will receive New Options to acquire half the number of shares of RTI Common Stock that were underlying My Eligible Options at the time of the exchange (“My New Options”).

(3)           My New Options will vest as follows: (i) for employees, including employee Directors, My New Options shall vest one year after the Date of Grant and (ii) for non-employee Directors, My New Options shall vest immediately. If I give or receive notice of termination of my relationship with RTI, unvested portions of My New Options will not continue to vest.

(4)           My New Options will have an exercise price equal to the higher of:  1) the last sales price of the Common Stock as reported on the NYSE Alternext, US, LLC (formerly the American Stock Exchange) (the “NYSE Alternext”) on the Date of Grant of the New Options rounded to the next highest dime or 2) $1.30.  I understand that the New Options will be granted under RTI’s 2008 Plan.

(5)           If I am an employee My New Options will be incentive stock options unless federal tax rules limit this characterization.  If tax rules limit this characterization, then My New Options will be non-qualified stock options (“NQSOs”).  If I am a non-employee Director, My New Options will be NQSOs.

(6)           My New Options will have substantially the same terms and conditions as My Eligible Options surrendered for such New Options, except as follows:

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•              The exercise price for My New Options will be equal to the higher of:  1) the last sales price of the Common Stock as reported on the NYSE Alternext on the Date of Grant rounded to the next highest dime or 2) $1.30;

•              My New Options will have a new ten (10) year termination period beginning on the Date of Grant;

•              If My New Options are NQSOs, then I will be required to pay withholding and employment taxes due on the date of exercise by the payment of cash instead of by the tendering of shares obtained by the exercise of My Eligible Options (assuming they were NQSOs);

•              My New Options will not be transferable, except by will or by the laws of descent and distribution; and

•              My New Options will continue, like My Eligible Options, to vest immediately in the event of dissolution, liquidation, or merger where the Company does not survive.  However, My New Options will allow me three months in which to exercise my options (in such events) whereas My Eligible Options required immediate exercise in such event.  In addition, My New Options will vest immediately in the event of the transfer of 50 percent or more of the Common Stock then outstanding or the sale of substantially all of the assets of the Company.

(7)           RTI has advised me to consult with my own advisors as to the consequences of my participating or not participating in this Exchange Offer.

(8)           To remain eligible to tender My Eligible Options for exchange and cancellation pursuant to the Exchange Offer, I understand that I must remain an Eligible Participant and must not have received nor have given a notice of termination prior to the date that the Exchange Offer expires, which is scheduled to be 5:00 p.m., Central Standard Time, on November 18, 2008, unless the Exchange Offer is extended.  I understand that if I give or receive notice of termination of my relationship with RTI prior to the Expiration Date of the Exchange Offer or otherwise become ineligible, RTI will not accept My Eligible Options for cancellation and I, or my estate or beneficiaries, as the case may be, will retain My Eligible Options with their current terms and conditions.

(9)           If I cease my employment with RTI before My New Options fully vest, I will forfeit any unvested portion of My New Options.

(10)         Neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer shall be construed as a right to continued employment or relationship with RTI.

(11)         In accordance with the Exchange Offer, RTI may extend, amend, withdraw, or terminate the Exchange Offer and postpone its acceptance and cancellation of My Eligible Options that I have tendered for exchange in certain events. In any such event, I understand that My Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

(12)         This election is entirely voluntary. I am aware that I may change or withdraw my decision to tender My Eligible Options at any time until the Exchange Offer expires as described in the Election Form instructions. I understand that this decision to tender My Eligible Options will be irrevocable as of the Expiration Date, which is expected to be at 5:00 p.m., Central Standard Time, on November 18, 2008 (or later if the offer is extended).

(13)         I hereby sell, assign, and transfer to RTI all right, title, and interest in and to all of My Eligible Options.  I agree that I will have no further right or entitlement to purchase any shares of

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RTI’s Common Stock under My Eligible Options on the date RTI accepts those options for exchange and cancellation.

(14)         I agree to all of the terms and conditions of the Exchange Offer as set forth in the Offer to Exchange Stock Options dated October 17, 2008.

Signature of Option Holder	Date

Option Holder’s Name (please print or type)

Spousal Consent

The undersigned spouse of the eligible option holder who has executed this Election Form above has read and hereby approves the submission of this Election Form. The undersigned agrees to be irrevocably bound by this Election Form and further agrees that any community property interest of the undersigned will similarly be bound by this Election Form. The undersigned appoints the eligible option holder who has executed this Election Form above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Election Form.

 Your failure to provide your spouse’s signature constitutes your representation and warranty to RTI that either you are not married or your spouse has no community or other marital property rights in the Eligible Options or New Options. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spouse’s Signature	Date

Spouse’s Name (please print or type)

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ELECTION FORM INSTRUCTIONS

1. DEFINED TERMS. All terms used in this Election Form but not defined have the meaning given them in the Offer to Exchange Stock Options dated October 17, 2008 (the “Exchange Offer”). References in this Election Form to “RTI,” “we,” “us,” “our,” and “ours” mean Retractable Technologies, Inc.

2. EXPIRATION DATE. The Exchange Offer and any rights to tender or to withdraw a tender of your Eligible Options will expire at 5:00 p.m., Central Standard Time, on November 18, 2008 (or later if we extend the offer).

3. DELIVERY OF ELECTION FORM. If you intend to tender your Eligible Options under the Exchange Offer, a signed copy of this Election Form (and any other document it requires) must be RECEIVED by RTI before the Expiration Date by one of the following means:

By Hand or Interoffice Mail:

Attention: Mr. Douglas W. Cowan

By Facsimile:

Retractable Technologies, Inc.

Attention: Mr. Douglas W. Cowan

Facsimile: (972) 292-1630

By Mail or Delivery Service:

Retractable Technologies, Inc.

Attention: Mr. Douglas W. Cowan

511 Lobo Lane

Little Elm, Texas 75068

By Email:

rtifinancial@vanishpoint.com

Your Election Form will be effective only upon RECEIPT by us. We will only accept delivery of the signed Election Form by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form (and any other document it requires) is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we RECEIVE your Election Form (and any other document it requires) on time.

You are not required to tender any of your Eligible Options. However, if you decide to tender options, you must tender all your Eligible Options.

4. CANCELLATION OF YOUR ELIGIBLE OPTIONS.  You do not need to return your stock option agreements relating to your tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange.

5. WITHDRAWAL OF ELECTION. Tender of your Eligible Options made under the Exchange Offer may be withdrawn at any time before the Expiration Date.

To withdraw your tendered Eligible Options, you must deliver a properly completed and signed Notice of Withdrawal (and any other document it requires) to the attention of Mr. Douglas W. Cowan, by hand, by interoffice mail, by facsimile to (972) 292-1630, by regular or overnight mail to Retractable Technologies, Inc., Attention: Mr. Douglas W. Cowan, 511 Lobo Lane, Little Elm, TX 75068, or by email to rtifinancial@vanishpoint.com. Any Eligible Options withdrawn will not be considered to be properly tendered unless your Eligible Options are properly re-tendered before the Expiration Date by following the procedures described in Instruction 3 above.

6. SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Participant who holds the Eligible Options to be tendered. If the

ELECTION FORM INSTRUCTIONS – Page 1 of 2 Pages

signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title must be identified on this Election Form AND PROPER EVIDENCE OF THE AUTHORITY OF SUCH PERSON TO ACT IN SUCH CAPACITY MUST BE PROVIDED WITH THIS ELECTION FORM.

7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional copies of the Offering Memorandum or this Election Form) should be directed to Mr. Douglas W. Cowan, by hand, by interoffice mail, by facsimile to (972) 292-1630, by regular or overnight mail to Retractable Technologies, Inc., Attention: Mr. Douglas W. Cowan, 511 Lobo Lane, Little Elm, TX 75068, or by email to rtifinancial@vanishpoint.com.

8. IRREGULARITIES. We will, subject to the law, determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt), and acceptance of your tender of Eligible Options. Subject to any order or decision by a court or arbitrator of competent jurisdiction, or any other applicable regulatory authority, our determination of these matters will be final and binding on all parties. We may reject a tender of Eligible Options if we determine it is not in the appropriate form or that we determine it is unlawful to accept. We may waive any defect or irregularity in your tender with respect to your Eligible Options before the Expiration Date. Your Eligible Options will be not accepted for exchange until you have cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

9. CONDITIONAL OR CONTINGENT OFFERS. RTI will not accept any alternative, conditional, or contingent tenders.

10. IMPORTANT TAX INFORMATION. You should refer to MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES in the Offering Memorandum, which contains important tax information. We encourage you to consult with your tax advisors regarding your particular financial and tax situation.

ELECTION FORM INSTRUCTIONS – Page 2 of 2 Pages